Form C

Cover Page

Name of issuer:

Virtual Immersive Educational Worlds, Inc.

Legal status of issuer:

Form: Corporation
Jurisdiction of Incorporation/Organization: DE
Date of organization: 9/15/2014

Physical address of issuer:

3317 N. Cottonwood Lane
PROVO UT 84604

Website of issuer:

http://www.fluentworlds.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

7.5% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

6/12/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$11,399.00	$57,141.00
Cash & Cash Equivalents:	$11,013.00	$55,983.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$31,367.00	$45,961.00
Long-term Debt:	$0.00	$2,934,102.00
Revenues/Sales:	$164,036.00	$39,619.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$199.00	$110.00
Net Income:	($946,270.00)	($895,345.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Virtual Immersive Educational Worlds, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
David Bradford	CEO	Virtual Immersive Educational Worlds, Inc	2014
Linda Bradford	Educator	Virtual Immersive Educational Worlds, Inc	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
David Bradford	CEO	2014
Linda Bradford	President	2014
Linda Bradford	Chief Product Officer	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Linda Bradford	4394380.0 Common Stock	95.53

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our success depends on digital adoption of language training technologies and methods; If language learners only want to continue to learn in a physical classroom, that puts our business at risk

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The business is dependent on innovative technologies in the areas of A/I and 3D; - Failure to have the market adopt these innovations is a risk.

To some degree, the business is dependent on advertising through social sites like Facebook, Instagram, WeChat, TenCent and others. If those companies are unable to supply the data necessary to target customers, the business could be at risk.

By its very nature, Fluentworlds is a global company whose apps and products are sold across international borders. If Government regulations in certain countries somehow prohibit distribution of our products, the company could be at risk.

The Company is dependent on hiring quality programming and engineering talent to continue to augment and improve current FluentWorlds technologies as well as create new ones. The Company's failure to hire great computer and mobile engineering talent would put the company at risk.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds:

50% marketing and paid advertising on Social sites to drive App Sales and Rep recruitment

15% to create a version of FluentWorlds to teach Spanish

27.5% for salaries, and hiring sales talent and programmers

7.5% to pay for WeFunder fees

If we raise: **$1,000,000**

Use of Proceeds:

40% marketing and paid advertising on Social sites to drive App Sales and Rep recruitment

15% to create a version of FluentWorlds to teach Spanish and Mandarin

24.5% for salaries, and hiring sales talent and programmers

5% China Launch

5% to update and increase gamification of characters in the 3D worlds

7.5% to pay for WeFunder fees

3% Patents and IP protection

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. **An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.**

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity (“SAFE”), which provides Investors the right to **preferred stock** in the Company (“**Preferred Stock**”), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**,
Investors will receive a number of shares of Preferred Stock calculated using the method that results in the greater number of **Preferred Stock**:

(i) the total value of the Investor’s investment, divided by (a) the price of **Preferred Stock** issued to new Investors, or
(ii) if the valuation for the company is more than **$6.5 million** (the “Valuation Cap”), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company’s capitalization at that time.

(iii) for investors up to the first **$150,000** of the securities, investors will receive a valuation cap of **$5,500,000.**

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company’s capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to
the Valuation Cap will also receive dividend rights.

No Voting Rights.
Investors will have no voting rights.
Instead,
the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the
SAFEs.

Major Investor Threshold
Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)).

Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.

If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company.

If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock.
If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases.
If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	4,600,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	3% granted to Jeff Adams and Cobalt Systems
Options:	7% allocated to members of the FluentWorlds Advisory Board and key technology contributors

Describe any other rights:

The Company has not yet authorized the preferred stock which, if converted, investors in the SAFE will receive. Preferred stock does not have voting rights but does have liquidation preferences over common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor’s rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company’s operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor’s interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor’s securities will decrease, which could also diminish the Investor’s voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor’s interest will typically also be diluted.

Based on the risk that an Investor’s rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

FluentWorlds uses the latest breakthroughs in AI, speech recognition and 3D modeling to create immersive worlds for students to learn English. We've seen a 300% jump in revenue over the last year and are now raising capital to drive sales, hire more developers and expand the product to other languages. With a 4.8 rating in the iTunes store, thousands of subscribers and a global ambassador network, we're poised to make a major splash in the $63 billion per year ESL industry.

We're looking to become the dominant player in the ESL market through our use of video gaming, 3D, and AI-driven technologies. In addition to expanding FluentWorlds to teach other languages - such as Spanish and Mandarin - we also hope to roll out an OnDemand service: an UBER for language learning that will connect people for live tutoring sessions. Our goals are to reach $100 Million in sales by 2022; exit options will include an IPO or being acquired by a massive player in the industry.

Milestones

Virtual Immersive Educational Worlds, Inc. was incorporated in the State of Delaware in September 2014.

Since then, we have:

- Over 500K downloads with revenue up 300% year-over-year
- Co-founder was previously CEO of 2 high-growth tech companies: HireVue and Fusion-io.
- Custom speech recognition technology built by the leader of the Amazon Alexa team.
- Thousands of subscribers with a 90% retention rate.
- One of the top 100 educational Apps in the iTunes store.
- Partnered with mobile telecom providers with access to over 100 million users.
- Platform advantage: a recent study found that 86% of students studying in 3D showed improvements in understanding and recall, compared to 52% in 2D.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $164,036 compared to the year ended December 31, 2017, when the Company had revenues of $39,619. Our gross margin was 100.0% in fiscal year 2018, compared to 100.0% in 2017.
- *Assets.* As of December 31, 2018, the Company had total assets of $11,399, including $11,013 in cash. As of December 31, 2017, the Company had $57,141 in total assets, including $55,983 in cash.
- *Net Loss.* The Company has had net losses of $946,270 and net losses of $895,345 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.
- *Liabilities.* The Company's liabilities totaled $31,367 for the fiscal year ended December 31, 2018 and $2,980,063 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Virtual Immersive Educational Worlds, Inc. cash in hand is $150,000, as of January 2019. Over the last three months, revenues have averaged $12,500/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $40,000/month, for an average burn rate of $27,500 per month. Our intent is to be profitable in 3 months.

Sales have increased 300%; Our revenue model through Facebook advertising proved profitable; for every dollar spent on ads, we saw two dollars back in sales. Our user retention has increased from 75% to 89%.

There will be a slight dip in February/March sales due to scaling back on some advertising but will pick up rapidly upon funding, as there is a direct correlation between amount of dollars spent on advertising and sales made. In general terms, for every dollar spent on ads, the company gets 2 dollars in sales. By summer of 2019, we expect (although cannot guarantee) revenues to increase from 12,500 a month to 50,000 a month with an infusion of marketing dollars. The Company DOES have other sources of capital - the Founders of the company, Dr. LINDA BRADFORD AND DAVID BRADFORD can continue to fund.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities?☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

- i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
- ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.fluentworlds.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- David Bradford
- Linda Bradford

Appendix E: Supporting Documents



INVEST IN FLUENTWORLDS

maximum target met

$0

raised of $0 maximum target from 0 investors

Language Immersion - Right at your Fingertips

FluentWorlds uses the latest breakthroughs in AI, speech recognition and 3D modeling to create immersive worlds for students to learn English. We've seen a 300% jump in revenue over the last year and are now raising capital to drive sales, hire more developers and expand the product to other languages. With a 4.8 rating on the iTunes store, thousands of subscribers and a global ambassador network, we're poised to make a major splash in the more than $50 billion per year ESL industry.



David R Bradford
Chief Executive Officer
Previous executive at Novell, Fusion-io, HireVue. Ran two of America's 50 fastest growing companies.

Executive team includes Harvard grad Tim Doner - who speaks over 20 languages



Why you may want to invest

1. Over 500K downloads with revenue up 300% year-over-year
2. Co-founder was previously CEO of 2 high-growth tech companies: HireVue and Fusion-io.
3. Custom speech recognition technology built in collaboration with the leader of the Amazon Alexa team.
4. Thousands of subscribers with a 90% month-over-month retention rate
5. Have been rated as one of the top 100 educational apps in the iTunes store out of more than 220,000
6. Partnered with mobile telecom providers with access to over 100 million users.

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

~~$6.5M~~ **$5.5M** valuation cap

First $150K investors of this fundraise will invest in a SAFE with a $5.5M valuation cap.

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $5.5M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$250+
Special access to exclusive material on the FluentWorlds website, including blog posts, interviews and invitations to VIP events in California and New York

$500+
Early access to new FluentWorlds products, including our Mandarin and Spanish platforms for English speakers (expected 2020)

$1,000+
10 one-year subscriptions to the FluentWorlds platform - great as a present to schoolteachers or friends learning English!

7 Social Impact: For every new language subscription we receive, we will grant one back to non-profit organizations serving refugees and underprivileged schools.

8 There are 1.7 billion people on planet earth studying English. Each one could be a FluentWorlds Customer.

Our Ambition

The mission of FluentWorlds is to elevate lives through technology-powered educational tools. We're looking to become the dominant player in the digital ESL market through our use of video gaming, 3D, and AI-driven technologies. In addition to expanding FluentWorlds to teach other languages - such as Spanish and Mandarin - we also plan to provide an OnDemand service that will connect people for live tutoring sessions. Our goal is to reach $100 million in sales by 2025.

FluentWorlds Slide Deck

David Bradford - Founder's Bio

fluentworlds.com

$5,000+
3 hour-long language lessons from Timothy Doner, FluentWorlds ambassador dubbed "the world's youngest hyperpolyglot" by the BBC and other media outlets

$10,000+
2 hour business and strategy consulting from David Bradford, previously CEO of two billion-dollar companies; plus, a signed copy of David's best-selling book, "Up Your Game."

see less

education mobile_apps entertainment software technology

Why I Like FluentWorlds

"The FluentWorlds environment provides a unique and revolutionary opportunity for teaching language. By blending an immersive environment with the social and teaching capabilities of the platform, I believe it will become the preferred way for learners to learn."



Nick Macey
FORMER CHIEF PRODUCT OFFICER OF ROSETTA STONE

THE BUZZ ABOUT FLUENTWORLDS

"Since leaving Amazon and successfully launching the Echo, I have been searching for the next great thing - remarkably, in my view, it is immersive language learning and I am delighted to be partnering with FluentWorlds. Together we are creating something to enable the world to learn languages in a way that has never been done before."



Jeff Adams
Led the Development of the Amazon Alexa

I have tried Duolingo and Babbel, but I really couldn't keep it up, because it's very dull and I start forgetting words. FluentWorlds seems very unique to me, and I think it will be a disruption! I definitely feel more engaged to be in a 3D environment. China has a HUGE demand for learning English.

Ying
Chinese User of Fluentworlds

As an educator, I was trained to side with the hidden asset. Dr. Linda, in recognition of the Women's International Day, I 'd also like to humbly say that the World owes you and Virtual Immersive Educational Worlds (VIEW) a lot, for your work and project of life! May FluentWorlds 3D Language Learning continue to bring all these human-centered technologies that will help people realize their full potential, find a better job, and move up the social ladder! David, you both are a source of inspiration for all of us!!!



Konstantino Liberopoulos
CEO, Mindscape

"Innovative teaching style, great 3D graphics! I've been learning languages for years and I've never come across a product like this."

User

iTunes user of Fluentworlds

"The world needs this technology! This changes the whole paradigm for how we'll be learning languages in the future. The voice recognition in particular becomes a mentor/tutor and allows for people to finally perfect their pronunciation. Fantastic!"

Strategic Partner

Pioneer of the V/R industry

World's Youngest Hyperpolyglot, Timothy Doner, Joins FluentWorlds Executive Team

"Tim Doner is iconic in the language world. His language skills are almost beyond comprehension. He will help drive FluentWorlds to new heights and put it among the greatest language learning companies of the world."

March 14, 2019 @ prweb.com



March 19 Internet Edition - Language Magazine

Imagine a classroom where instead of having video games interfering with learning, video game technology is at the core of the instructional paradigm.

March 1, 2019 @ languagemagazine.com

FluentWorlds™ Introduces Referral-Based Marketing Program for Language Training and New PerfectAccent™ App

SALT LAKE CITY--()-- FluentWorlds™, the provider of the world's most sophisticated and flexible 3D/VR platform for language immersion rated among the Top 100 educational Apps in the world on iTunes, held an Ambassador Kick-Off event on

November 5, 2018 @ businesswire.com

FluentWorlds Wins #6 Spot on Utah Valley 50 Start-ups to Watch and Introduces New Application, Perfect Accent

SALT LAKE CITY--()--On October 11, Business Q Magazine awarded FluentWorlds visionary and founder, Dr. Linda Bradford, the #6 spot on its 50 start-ups to watch list. Dr. Bradford, along with husband David and key team members, have produced

October 22, 2018 @ businesswire.com



3D APP _

Jimmer Fredette endorses FluentWorlds in China

January 24, 2018 @ m.sohu.com

FluentWorlds Partners with Topica to Bring English Language Learning to Southeast Asia

SALT LAKE CITY & HANOI, Vietnam--()-- FluentWorlds,provider of the world's most sophisticated and flexible 3D/VR platform for language immersion, and Topica EdTech Group, a leading online education provider in Southeast Asia, today

April 11, 2017 @ businesswire.com



"FluentWorlds - changing the Teaching Paradigm; Attention all Foreign language speakers; Teach in Online 3D virtual Worlds" - David Bradford

"FluentWorlds - changing the Teaching Paradigm; Attention all Foreign language speakers; Teach in Online 3D virtual Worlds" It has been said that to be successful, the first thing to do is fall in love with your work. Forty-five years ago, I found myself

June 9, 2016 @ davidbradford.com



Dr Linda Bradford groundbreaking study on studying in Virtual Worlds v. Physical Classroom

The Viability of Virtual Worlds in Higher Education:

April 1, 2012 @ scholarsarchive.byu.edu

Who We Are

When you hear the phrase "language barrier," you might imagine yourself on the streets of Beijing, hopelessly lost as you try to order a meal or pronounce the confusing characters scribbled in your guidebook.

But for us, language barriers are part of a much larger issue, one which we seldom discuss: the learning barrier. *How* we teach is just as important as *what* we teach, and at FluentWorlds we believe that a one-size-fits-all approach to language simply does not work.

That's why we've never been afraid to experiment with new technologies, be they voice recognition, AI or 3D learning. Our goal is to **make language learning fun, easy and accessible**, and today - five years, three products and half a million downloads later - we are closer than ever to achieving that goal.

FluentWorlds is the brainchild of **Dr. Linda Bradford**, whose research showed that virtual environments may be even better than traditional classrooms when it comes to learning and retention.

Dr. Linda Bradford

In 2008, she used those insights to create the Virtual Immersive Education Worlds (**VIEW**), perhaps the most advanced 3D classrooms on the planet. With the help of her husband David Bradford - former CEO of 2 of America's 50 fastest-growing tech companies - she then founded **FluentWorlds** in 2014 and **Perfect Accent** in 2018.

These apps immerse learners in a virtual environment, whether a park, grocery store or Las Vegas, and help them perfect their pronunciation and vocabulary along the way. With a 4.8 rating in the iTunes store and thousands of paying subscribers, our users have spoken - and they want more.

October 2018: Business Q Declares Fluentworlds "One of the Top Ten Hottest Companies to Watch" in 2019

We have already partnered with telecom companies to push our products in places like Japan, Colombia and Central Asia. With more than **75,000 downloads in the Xiaomi store**, we are also making inroads in China - the gold standard for any successful ESL company.

Now, we want to ensure that more people can get the benefits of virtual language immersion. We are looking to raise $1m to expand our digital marketing campaigns, hire world-class talent and convert our apps to teach Spanish and Mandarin, among others. We know FluentWorlds can change the field of language learning - but we need your help to get there.

FluentWorlds' Videos



Michelle introduces FluentWorlds to her grandmother



Testimonial Video from Native Spanish Speakers



David Bradford discusses FluentWorlds with longtime friend Larry King



FLUENTWORLDS
SE PREPARE
para elevar sua vida!

Video featuring FluentWorlds' latest Patent Pending App - PERFECTACCENT

Use of Funds - $1,000,000



Marketing and Ambassadors
WeFunder Fees
FluentWorlds Spanish
Increased Gamification
Salaries and Recruitment
FluentWorlds Mandarin
China Launch
Patents/IP Protection
3.0%
5.0%
5.0%
5.0%
10.0%
7.5%
24.5%
40.0%

Why I Joined FluentWorlds

By Timothy Doner, VP of Strategy and Business Development

At age 15, I began learning languages as a hobby. Consumed by the challenges of new grammars and scripts, I spent my weekends practicing Arabic at kebab shops or bargaining for books in Mandarin. As my **Youtube language videos** gained millions of hits, I was dubbed "the world's youngest hyperpolyglot," gave a **viral Tedx talk** and was featured in outlets like the **The New York Times** and others. The story almost ended there, as a curiosity on the morning news.

In front of an ancient inscription

But languages had opened up new worlds for me. From the Iranian art of *ta'arof* (self-deprecating politeness) to the dozens of Japanese verb endings which convey respect, I found in each language a fascinating new culture, history and perspective.

And that's what brought me to FluentWorlds. When I first saw the app, I could tell right away that it used the same strategies I did. From building "**memory palaces**" of words to mastering the phonetics of a vowel, the FluentWorlds founders clearly believed that context and immersion were the key to language learning.

Every time I demo the app today, whether to a class of school children in Hanoi or a group of waiters in Istanbul, I see the same spark of passion and excitement in their eyes that defined my early experience with languages. I know firsthand what it takes to learn a foreign language, and all I can say is that FluentWorlds might just change the way we do it.

FluentWorlds by the Numbers


FluentWorlds by the Numbers
FLUENTWORLDS
• 300% year-over-year revenue increase from 2017-2018
• 2x ROI on marketing spend - $2 in revenue for every $1 in ad buys on two years of data
• 250% conversion rate vs. average apps – converting customers who download the app to paying subscribers at a rate 2.5X higher than industry average
• Strategic distribution partnerships with major wireless telecom companies with potential reach to 100 million+ customers, ramping up in 2019
• Thousands of monthly subscribers at $9.99/month – average lifetime value (LTV) of $50 net of iTunes commissions
• 500,000 downloads across all platforms
• 89% monthly retention = paid subscribers are retained for 9 months on average
• Great new revenue potential adding additional languages – for example, flipping the app to teach Spanish and Mandarin to native English speakers, targeting 2019/Early 2020 release
• Highly profitable product revenue model with deep product portfolio and growth potential through new revenue streams (e.g. PerfectAccent, FluentWorlds Academy, etc.)
• High potential for operating leverage – fantastic ability to scale on a low base of fixed costs
Familia

FluentWorlds by the Numbers


4.84 = 5 Star Rating
1,137 Total Ratings
App Store

Meet the Founders

David Bradford and Dr. Linda Bradford



David R Bradford

Chief Executive Officer

Previous executive at Novell, Fusion-io, HireVue. Ran two of America's 50 fastest growing companies.



Dr. Linda Bradford

CEO and Founder

Original Founder and Inventor of FluentWorlds, Dr. Bradford's passion helps drive it forward!

AND THE REST OF THE TEAM



David Eric Bradford

VP, Finance and Marketing



Timothy Doner

VP, Strategy and Business Development



Jon Hales

Chief Technical Artist



Jennie Delich

ESL Curriculum Developer



Iman Khabazian

Software Engineer



Trevor Bradford

General Counsel



Dan S Parker

Chief Technology Officer



George Middleton

Lead Software Engineer



Jeff Adams

Member of Advisory Board

Led the Amazon Alexa development team



Mahesh Ram

Member of Advisory Board

Former CEO, GlobalEnglish



Nolan Bushnell

Member of Advisory Board

Founder, Atari, Inc. and Chuck E. Cheese

Interview

– COLLAPSE ALL

WF: There are other apps for language training in the market. How are you different?

FW: FluentWorlds features the "Virtual Immersive Method" of language learning - in other words, we teach languages in a video game-style setting. Imagine walking through a virtual hotel, cafe, post office, doctor's office, or even Central Park or Las Vegas while learning to speak English. No one else in the market has anything close to this.

WF: How do you make money?

FW: FluentWorlds has two main product lines - apps available on the iTunes/Google Playstore and live classes taught in our online language learning academy. People subscribe to our apps on a monthly basis. We charge $9.99 USD a month for our basic app and give incentives and discounts for buying a combo pack (e.g. $17.99 a month for a bundle of FluentWorlds and Perfect Accent). In our online academy, we teach a 16-week live English course for $199.99. We anticipate having thousands of online teachers and tutors within the next two years to help us scale the business.

WF: How big in your market?

FW: There are roughly 1.7 billion people on planet earth studying the English language at some level. In total, some $60 billion is spent annually on language training - much of it still done the old fashioned way in a physical classroom. It is time to digitally disrupt this massive market.

WF: What is your method for distributing your language apps?

FW: FluentWorlds actively pays Facebook to target consumers of language training products. The company also has nearly 100 Global Ambassadors who have now begun promoting the products. We also rely organic discovery through Google searches and the like and select partnerships with international telecom and marketing firms.

WF: What competitive advantages have you created to ensure your on-going success?

FW: The Founders have invested over $6 Million hard dollars into creating the Fluentworlds 3D platform. Investors will be the beneficiaries of some amazing work and prior financial investment. This is not something that two guys in a garage could ever recreate - indeed, our 3D assets take skilled engineering personnel and lots of development dollars to bring to life. Alongside our innovative virtual environments, we've also built a speech recognition system in conjunction with the Father of the Amazon Alexa - a true game-changer. Finally, FluentWorlds just introduced a second app in the market called PerfectAccent. Patents are now pending on that app which is driven by artificial intelligence.

WF: Who is on your Advisory Board?

FW: FluentWorlds has a highly prestigious advisory board for a company of any size. Members include:

Nolan Bushnell - Father of Video Gaming- the man who built Atari and Chuck-e-Cheese

Jeff Adams - one of the Founders of Siri Voice recognition and the man who led the development team that built the Amazon Echo.

Mahesh Ram - Silicon Valley CEO who ran Global English before selling it to Pearson for over $100 Million.

Tim Doner - Harvard Grad who has been featured in the media as "the world's youngest hyperpolyglot" - someone who speaks dozens of foreign languages.

WF: What keeps you up at night?

FW: We have primarily marketed to Spanish speakers thus far, but our products are ready for use and purchase in China, Japan, Brazil, Korea and over a dozen other global markets. We know our model works - our strong user base and 4.8 rating in the iTunes store confirm that. But we lack the marketing dollars to make our product truly global - that is where WeFunder comes in.

WF: What awards and recognitions have your founders received?

FW: David Bradford, co-founder of FluentWorlds, has been CEO of two of America's 50 Fastest growing Tech companies: Fusion-io and HireVue. He has been named Executive of the Year in Utah, a member of the State's Technology AND Business Hall of Fame and Alumnus of the Year at BYU, among many other awards. Linda Bradford has a PhD in Instructional Technology, having written her dissertation on the many benefits of learning in a virtual world rather than a physical classroom. FluentWorlds was also recently recognized as one of the top ten startups to watch in Utah.

WF: How does your Company plan to make a Social Impact in the world?

FW: By their very nature, the FluentWorlds Apps help people get better jobs, improve their social relationships and communicate better. In addition, for every new subscription we receive, our plan is to grant a subscription to non-profit organizations serving the underprivileged.

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RISKS

1 Our success depends on digital adoption of language training technologies and methods; If language learners only want to continue to learn in a physical classroom, that puts our business at risk

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

FluentWorlds is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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